UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

218 3rd Avenue North, #400 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 4, 2025, the Company, and two of its subsidiaries (American Rebel, Inc. and Champion Safe Company, Inc.) entered into a commercially reasonable working capital line for Champion Safe Company, Inc. to be used primarily for inventory purchases in the form of a subordinated business loan and security agreement (“Loan”) with Agile Lending, LLC and Agile Capital Funding, LLC as collateral agent, which provides for a term loan in the amount of $787,500, which principal and interest is due on June 25, 2026. Commencing December 18, 2025, the Company is required to make weekly payments of $40,500 until the due date, for a full repayment of $1,134,000. The loan may be prepaid subject to a prepayment fee. An administrative agent fee of $37,500 was paid on the loan. A default interest rate of an additional 5% will become effective upon the occurrence of an event of default. Funds were received by the Company on December 11, 2025.

In connection with the Loan, Agile was issued a subordinated secured promissory note, dated December 4, 2025, in the principal amount of $787,500 (the “Note”), which Note is secured by a second lien against all of the Borrower’s assets, including receivables, subject to certain outstanding liens and agreements. Further, the Note, at any time on or after June 4, 2026, is convertible into shares of the Company’s common stock at $1.02 per share (the closing price of the Company’s common stock on December 3, 2025). As part of the Note and Loan, the Company reserved 2,893,010 shares of common stock for issuance upon conversion of the Loan.

The Company is party to a Note Purchase Agreement dated June 26, 2025 with Streeterville Capital, LLC (the “Streeterville Purchase Agreement”), pursuant to which the Company issued a secured promissory note to Streeterville on that date (the “Streeterville Note”). These agreements contain certain negative covenants, including restrictions on incurring additional indebtedness or other financing transactions (the “Restricted Issuances” provisions) without Streeterville’s prior consent, subject to limited exceptions. One such exception, as set forth in Section 4 of the Streeterville Purchase Agreement, permits the Company to obtain a “commercially reasonable working capital line for Champion Safe Co. to be used primarily for inventory purchases up to $1,000,000.00.” The Company has determined the Loan with Agile Lending, LLC (as described above) falls within this permitted exception. Accordingly, the Company’s entry into the Agile Lending Loan is in compliance with the negative covenants (including the Restricted Issuance provisions) of the Streeterville Purchase Agreement and Streeterville Note, and no further consent or waiver is required from Streeterville in connection with this financing.

The foregoing description of the Loan is not a complete description of all of the parties’ rights and obligations under the Loan, and is qualified in its entirety by reference to the Loan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Agile Capital Funding Subordinated Business Loan and Security Agreement dated December 4, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: December 12, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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